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                   Consent of Independent Public Accountants
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 19, 1993 (except with respect to the matters discussed in Note 24 to the Financial Statements as to which the date is October 25, 1993) in Riggs National Corporation's Form 10-K for the year ended December 31, 1992, as filed in Amendment No. 4 on Form 10-KA dated October 26, 1993, and to all references to our Firm included in this registration statement.


                                     /s/ Arthur Andersen & Co.

Washington, D.C.
January 12, 1994